As filed with the Securities and Exchange Commission on February 9, 2007

                                  Registration Statement No. 333-____________
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Morton's Restaurant Group, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                              13-3490149
---------------------------------------- --------------------------------------
     (State or other jurisdiction of        IRS Employer Identification Number)
      incorporation or organization)

     325 North LaSalle Street, Suite 500
            Chicago, Illinois                           60610
---------------------------------------- --------------------------------------
(Address of Principal Executive Offices)              (Zip Code)

            2006 Morton's Restaurant Group, Inc. Stock Incentive Plan
-------------------------------------------------------------------------------
                            (Full title of the plan)

                                Thomas J. Baldwin
                         Morton's Restaurant Group, Inc.
                 Chairman, Chief Executive Officer and President
                       325 North LaSalle Street, Suite 500
                             Chicago, Illinois 60610
                               Ph: (312) 923-0030
                               Fax: (312) 923-0090

                                   Copies to:

                           Michael R. Littenberg, Esq.
                            Schulte Roth & Zabel LLP
                                919 Third Avenue
                            New York, New York 10022
                               Ph: (212) 756-2000
                               Fax: (212) 593-5955
-------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=========================== ================= ==================== ===================== ====================
                                               Proposed maximum      Proposed maximum         Amount of
Title of securities to be     Amount to be      offering price      aggregate offering    registration fee
        registered           registered (1)      per share (3)          price (3)
--------------------------- ----------------- -------------------- --------------------- --------------------
Common Stock, par value       1,789,000(2)          $19.90             $35,601,100          $3,809.32
$.01 per share
=========================== ================= ==================== ===================== ====================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Consists of 1,789,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Morton's Restaurant Group, Inc., a Delaware corporation (the "Corporation", "Registrant", "we", "us" or "our"), available to be granted under, or upon the exercise of options available to be granted under, the 2006 Morton's Restaurant Group, Inc. Stock Incentive Plan (the "Plan").

(3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed based on the offering of all 1,789,000 shares registered under this Registration Statement at a price of $19.90 per share, which is the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on February 2, 2007.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

     The documents containing the information specified in Part I of Form S-8 will be sent or given to all persons who participate in the Plan, as specified by Rule 428(b)(1) under the Securities Act. These documents are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The documents incorporated by reference in Item 3 of Part II of this Registration Statement are available to participants in the Plan, without charge, upon written or oral request, and they are also incorporated by reference in the Section 10(a) prospectus described in Item 1, above. Any such requests should be directed to the Registrant at the address and telephone number listed on the cover page of this Registration Statement.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

         We are subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated into this Registration Statement by reference:

         (1) Our Annual Report on Form 10-K for the fiscal year ended January 1, 2006;

         (2) Our Quarterly Reports on Form 10-Q for the quarterly periods ended April 2, 2006, July 2, 2006 and October 1, 2006;

         (3) Our Current Reports on Form 8-K dated January 3, 2006, January 16, 2006, March 7, 2006, March 10, 2006, May 4, 2006, July 27, 2006, October 26,
2006 and January 31, 2007; and

         (4) The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on February 8, 2006, incorporating such description from our Registration Statement on Form S-1 initially filed with the Commission on December 2, 2005 (Registration No. 333-130072) (as amended by Amendment No. 1 thereto filed with the Commission on January 9, 2006, Amendment No. 2 thereto filed with the Commission on January 23, 2006, Amendment No. 3 thereto filed with the Commission on February 2, 2006, and Amendment No. 4 thereto filed with the Commission on February 7, 2006).

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

INDEMNIFICATION UNDER THE DELAWARE GENERAL CORPORATION LAW.

        Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.

        These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

INDEMNIFICATION UNDER THE CERTIFICATE OF INCORPORATION OF MORTON'S RESTAURANT GROUP, INC.

        Article VI of the amended and restated certificate of incorporation of the Corporation expressly provides that a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or such limitation thereof is not permitted by the DGCL (including, without limitation, Section 102(b)(7) thereof), as amended or supplemented from time to time.

        Article VI of the amended and restated certificate of incorporation of the Corporation provides each person (and the heirs, executors and administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person (i) is or was a director, officer or employee of the Corporation, or (ii) serves or served as a director, officer or employee of any other enterprise either (x) at the request of the Corporation or
(y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of the Corporation at the time of such person's service as a director, officer or employee of such other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL and not otherwise prohibited by applicable law; provided, however, that except for proceedings by any such person to enforce rights to indemnification, the Corporation shall not be obligated to indemnify such person (or the heirs, executors or administrators of such person) in connection with any action, suit or proceeding (or part thereof) initiated by such person (or the heirs, executors or administrators of such person) unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors. For purposes of such Article VI, the term "other enterprise" includes any corporation, partnership, limited liability company, joint venture, trust or other enterprise.

        In addition, Article VI of the amended and restated certificate of incorporation of the Corporation provides that the Corporation, to the fullest extent permitted by the DGCL and not otherwise prohibited by applicable law, may advance to any person who is or was a director, officer or employee of the Corporation (and the heirs, executors and administrators of such person) any and all expenses (including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of the fact that such person (i) is or was a director, officer or employee of the Corporation, or (ii) serves or served as a director, officer or employee of any other enterprise either (x) at the request of the Corporation or (y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of the Corporation at the time of such person's service as a director, officer or employee of such other enterprise; provided, however, that, to the extent the DGCL requires, the payment of such expenses in advance of the final disposition of the action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under such Article VI or otherwise. The Corporation by provisions in its bylaws or by agreement may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the DGCL.

INDEMNIFICATION UNDER THE BYLAWS OF MORTON'S RESTAURANT GROUP, INC.

        The bylaws of the Corporation do not contain any provisions with respect to indemnification.

INDEMNIFICATION UNDER INDEMNIFICATION AGREEMENTS WITH OUR DIRECTORS AND OFFICERS

        The Corporation entered into indemnification agreements with certain of its officers and directors. The indemnification agreements provide indemnification to such individuals under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. The Corporation has also obtained directors' and officers' liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         The following is a complete list of exhibits filed as part of this Registration Statement:

EXHIBIT
NUMBER    DESCRIPTION
--------------------------------------------------------------------------------
*4.1      2006 Morton's Restaurant Group, Inc. Stock Incentive Plan.

**5.1     Opinion of Schulte Roth & Zabel LLP.

**23.1    Consent of KPMG LLP.

**23.2    Consent of Schulte Roth & Zabel LLP (incorporated by reference in
          Exhibit 5.1).

**24 Power of Attorney (included on the signature pages to this Registration Statement).

------------------

* Incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 of the Registrant (file No. 333-130072), filed on January 23, 2006.

** Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of February, 2007.


                                     MORTON'S RESTAURANT GROUP, INC.

                                     By:  /s/ Thomas J. Baldwin
                                     -------------------------------
                                     Name: Thomas J. Baldwin
Date: February 9, 2007              Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Thomas J. Baldwin and Ronald M. DiNella, and each of them, severally (with full power to act alone), as the true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments thereto and any registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 Signature                                Title                            Date
               -------------                          -------------                    -------------


                Signature                                   Title                           Date


           /s/ Thomas J. Baldwin             Chairman, Chief Executive Officer,       February 9, 2007
 -------------------------------------          President and Director
             Thomas J. Baldwin               (PRINCIPAL EXECUTIVE OFFICER)

           /s/ Ronald M. DiNella                Senior Vice President, Chief          February 8, 2007
--------------------------------------         Financial Officer, Secretary
             Ronald M. DiNella                        and Treasurer
                                            (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                      (OFFICER)

            /s/ John K. Castle                                                        February 9, 2007
--------------------------------------          Director
              John K. Castle

              /s/ Lee M. Cohn                                                         February 9, 2007
--------------------------------------          Director
                Lee M. Cohn

         /s/ Dr. John J. Connolly                                                     February 9, 2007
--------------------------------------          Director
           Dr. John J. Connolly




         /s/ Robert A. Goldschmidt                                                    February 8, 2007
--------------------------------------          Director
          Robert A. Goldschmitdt


            /s/ Stephen E. Paul                                                       February 9, 2007
--------------------------------------          Director
              Stephen E. Paul

           /s/ David B. Pittaway                                                      February 9, 2007
--------------------------------------          Director
             David B. Pittaway

           /s/ Dianne H. Russell                                                      February 9, 2007
--------------------------------------          Director
             Dianne H. Russell

              /s/ Zane Tankel                                                         February 8, 2007
--------------------------------------          Director
                Zane Tankel

             /s/ Alan A. Teran                                                        February 8, 2007
--------------------------------------          Director
               Alan A. Teran

           /s/ Justin B. Wender                                                       February 9, 2007
--------------------------------------          Director
             Justin B. Wender



                                  EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION
-------   ----------------------------------------------------------------------
*4.1      2006 Morton's Restaurant Group, Inc. Stock Incentive Plan.

**5.1     Opinion of Schulte Roth & Zabel LLP.

**23.1    Consent of KPMG LLP.

**23.2    Consent of Schulte Roth & Zabel LLP (incorporated by reference in
          Exhibit 5.1).

**24 Power of Attorney (included on the signature pages to this Registration Statement).


------------------

* Incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 of the Registrant (file No. 333-130072), filed on January 23, 2006.

** Filed herewith.